                                      UNITED STATES

SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 24, 2009

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555
Tennessee	87-0267438
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932
(Address of Principal Executive Office

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

On September 24, 2009, Mark A. Ruth resigned as Chief Financial Officer of the Company effective immediately. Mr. Ruth had served the Company in this capacity since 1998.

On September 28, 2009, the Board of Directors appointed Michael J. Rugen as the new Chief Financial Officer of the Company. Mr. Rugen, 49 years old, is a Certified Public Accountant (Texas) and has been involved in the financial aspects of the oil and gas business since 1982. He holds a Bachelor of Science, Business and Accounting from Indiana University. From 1982 through 1998, he served in a variety of accounting and financial capacities at BHP Petroleum in Houston and Denver, culminating in service as Finance Manager of the Producing Asset team with responsibility for the Gulf of Mexico and Bolivian financial operations of this international company. From 1999 to 2007, Mr. Rugen provided financial consulting services with Jefferson Wells International and UHY Advisors in Houston, and from 2007 until joining the Company served as Vice President, Accounting and Finance, of Nighthawk Oilfield Services in Houston.

In connection with Mr. Rugen’s appointment, he was awarded unvested options to purchase 400,000 shares of the Company’s common stock under the Company’s existing stock option plan at a price of $0.50 per share, which was the closing price of the Company’s stock on September 28, 2009. The options will vest twenty percent each year commencing September 28, 2010 and on that date thereafter through 2014. The options will expire September 27, 2015. In accepting the appointment, Mr. Rugen did not enter into any employment agreement or contract with the Company.

Item 8.01	Other Events.

The Company recently resumed its drilling and workover operations on its Kansas properties. It anticipates that it will very shortly complete the Albers #2 drilled as an offset to the Company’s 2008 wildcat discoveries, the Albers #1 and Albers #1-A.  The Albers #1 began production in July 2008 and the Albers #1A began in November 2008 and have produced 12,800 and 9,600 barrels of oil, respectively, to date. The Company also performed a polymer workover on one of our Ververka B lease wells in Kansas which averaged 22 barrels of oil per day prior to the workover and has averaged 66 barrels of oil per day in September after the workout was completed.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1 press release dated September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 30, 2009
Tengasco, Inc.

By: s/Jeffrey R. Bailey
Jeffrey R. Bailey,
Chief Executive Officer